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                                                                    EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT


August 27, 2003

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934, does not constitute a part of the Quarterly Report on Form 10-Q, as amended, (the "Report") accompanying this letter and is not to be incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

I Richard J. Pershing, the Chief Executive Officer of Mirant Americas Generation, LLC (the "Company"), certify that to the best of my knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.


/s/ Richard J. Pershing
-------------------------------------
Name: Richard J. Pershing,
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.